As filed with the Securities and Exchange Commission on May 20, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Triple-S Management Corporation
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico		66-0555678
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
1441 F.D. Roosevelt Avenue San Juan, Puerto Rico 00920 (787) 749-4949
(Address of Principal Executive Offices)

TRIPLE-S MANAGEMENT CORPORATION 2007 INCENTIVE PLAN (Full Title of the Plan)

Ramón M. Ruiz-Comas President and Chief Executive Officer 1441 F.D. Roosevelt Avenue San Juan, Puerto Rico 00920 (787) 749-4949
(Telephone Number, Including Area Code, of Agents for Service)

With a copy to:

Nicholas A. Kronfeld Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class B Common Stock, par value $1.00, to be issued under the Triple-S Management Corporation 2007 Incentive Plan	999,310	$14.50(2)	$14,489,995(2)	$569.46
Class B Common Stock, par value $1.00, to be issued under the Triple-S Management Corporation 2007 Incentive Plan	3,700,690	$17.62(3)	$65,206,157.80(3)	$2,562.60
Total Shares	4,700,000		$79,696,152.80	$3,132.06

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Class B Common Stock (“Common Stock”) of Triple-S Management Corporation (the “Company” or the “Registrant”) (i) issuable pursuant to the Triple-S Management Corporation 2007 Incentive Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee of options granted and outstanding under the Plan, based on the exercise price of $14.50 as set forth in the table.

(3)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 13, 2008.  This includes shares of Common Stock to be issued upon settlement of restricted stock units granted and outstanding under the Plan.

(4)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (File No. 001-33865), filed with the Commission on March 13, 2008; and

(b)     The description of the Company’s capital stock, which is contained in the Registration Statement on Form 8-A (File No. 001-33865), filed on December 3, 2007 pursuant to Section 12(g) of the Exchange Act, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Puerto Rico General Corporation Law (PRGCL) contains detailed and comprehensive provisions providing for indemnification of directors and officers of Puerto Rico corporations against expenses, judgments, fines and settlements in connection with litigation. Under the PRGCL, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of us, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. No indemnification, however, shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Puerto Rico Court of First Instance or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Our articles provide that every person who:

•   is or was a director, officer or employee; or
•   is or was a director, officer, employee or agent of any other enterprise, serving as such at our request;

will be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving the person in this capacity. We may also purchase and maintain insurance for the benefit of our present and former directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Amended and Restated Articles of Incorporation of Triple-S Management Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.(I)(D) to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2007 (File No. 001-33865)).

4.2
Amended and Restated Bylaws of Triple-S Management Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2007 (File No. 000-49762)).

5	Opinion of Pietrantoni Méndez & Alvarez LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1
Triple-S Management Corporation 2007 Incentive Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2008 (File No. 001-33865)).

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Triple-S Management Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement for the 2007 Incentive Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico, on the 19th day of May, 2008.

Triple-S Management Corporation

By:	/s/ Ramón M. Ruiz-Comas
Name: Ramón M. Ruiz-Comas, CPA Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Ramón M. Ruiz-Comas, Juan José Román and Roberto García as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Triple-S Management Corporation. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement for the 2007 Incentive Plan on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 15th day of May, 2008 by the following persons in the following capacities.

Signature	Title	Date

/s/ Luis A. Clavell-Rodríguez	Chairman of the Board	May 15, 2008
Luis A. Clavell-Rodríguez

/s/ Vicente J. León-Irizarry	Vice Chairman of the Board	May 15, 2008
Vicente J. León-Irizarry

/s/ Ramón M. Ruiz-Comas	President and Chief Executive Officer	May 15, 2008
Ramón M. Ruiz-Comas

/s/ Juan J. Román-Jiménez	Vice President of Finance and Chief Financial Officer (Principal Accounting Officer)	May 15, 2008
Juan J. Román-Jiménez

/s/ Valeriano Alicea-Cruz	Director	May 15, 2008
Valeriano Alicea-Cruz

/s/ Jose Arturo Álvarez-Gallardo	Director	May 15, 2008
Jose Arturo Álvarez-Gallardo

/s/ Carmen Ana Culpeper-Ramírez	Director	May 15, 2008
Carmen Ana Culpeper-Ramírez

/s/ Porfirio E. Díaz-Torres	Director	May 15, 2008
Porfirio E. Díaz-Torres

/s/ Antonio Faría-Soto	Director	May 15, 2008
Antonio Faría-Soto

/s/ Manuel Figueroa-Collazo	Director	May 15, 2008
Manuel Figueroa-Collazo

/s/ Jorge L. Fuentes-Benejam	Director	May 15, 2008
Jorge L. Fuentes-Benejam

/s/ Jose Hawayek-Alemañy	Director	May 15, 2008
Jose Hawayek-Alemañy

/s/ Jaime Morgan-Stubbe	Director	May 15, 2008
Jaime Morgan-Stubbe

/s/ Robert Muñoz-Zayas	Director	May 15, 2008
Robert Muñoz-Zayas

/s/ Juan E. Rodríguez-Díaz	Director	May 15, 2008
Juan E. Rodríguez-Díaz

/s/ Jesús R. Sánchez-Colón	Director	May 15, 2008
Jesús R. Sánchez-Colón

/s/ Adamina Soto-Martínez	Director	May 15, 2008
Adamina Soto-Martínez

EXHIBIT INDEX

Exhibit Number
4.1
Amended and Restated Articles of Incorporation of Triple-S Management Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.(I)(D) to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2007 (File No. 001-33865)).

4.2
Amended and Restated Bylaws of Triple-S Management Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2007 (File No. 000-49762)).

5	Opinion of Pietrantoni Méndez & Alvarez LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1
Triple-S Management Corporation 2007 Incentive Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2008 (File No. 001-33865)).